EXHIBIT 10.24


                                PURCHASE AGREEMENT


                          DATED AS OF DECEMBER 1, 1996


                                      among


                             TRANSMEDLA NETWORK INC.

                       TRANSMEDIA RESTAURANT COMPANY INC.

                         TRANSMEDIA SERVICE COMPANY INC.


                                       and


                              TNI FUNDING I, INC.,
                                  as Purchaser

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
                                  TABLE OF CONTENTS
                                                                        PAGE

             ARTICLE I DEFINITIONS.......................................1

             Section 1.01. Definitions...................................1

             ARTICLE II PURCHASE OF ASSETS; CONSIDERATION AND PAYMENT....1

                Section 2.01 Purchase of Assets..........................1
                Section 2.02 Purchase Price..............................2
                Section 2.03 Payment of Purchase Price...................2
                Section 2.04 Purchase of Ineligible Contract Assets......3
                Section 2.05 Chargebacks.................................4

             ARTICLE III CONDITIONS TO PURCHASES OF ASSETS ..............4

                Section 3.01 Conditions Precedent to All of the
                             Purchaser's Payments for Assets ............4
                Section 3.02 Condition Precedent to Transmedia's and
                             the Initial Sellers' Obligations on
                             Initial Purchase Date.......................6

             ARTICLE IV REPRESENTATIONS AND WARRANTS.....................6

                Section 4.01 Representations and Warranties of
                             the Parties.................................6
                Section 4.02 Additional Representations of Transmedia
                             and the Initial Sellers ....................7

             ARTICLE V COVENANTS........................................13

                Section 5.01 Affimative Covenants of Transmedia
                             and the Initial Sellers....................13
                Section 5.02 Negative Covenants of Transmedia
                             and the Initial Sellers....................20

             ARTICLE VI ADMINISTRATION .................................21

                Section 6.01 Daily Report...............................21
                Section 6.02 Settlement Statement.......................22
                Section 6.03 Termination................................22
                Section 6.04 Grant of License to Use Software...........22

             ARTICLE VII PURCHASE TERMINATION EVENTS ...................23

                Section 7.01 Purchase Termination Events................23
                Section 7.02 Remedies...................................24

             ARTICLE VIII INDEMNIFICATION ..............................25

                Section 8.01 Indemnities by Transmedia and the
                             Initial Sellers............................25

                                      -i-

             ARTICLE IX [RESERVED]......................................25

             ARTICLE X MISCELLANEOUS ...................................25

             Section 10.01  Amendments, etc.............................25
             Section 10.02  Notices, etc................................26
             Section 10.03  No Waiver; Remedies ........................26
             Section 10.04  Binding Effect..............................26
             Section 10.05  Governing Law...............................27
             Section 10.06  Headings....................................27
             Section 10.07  Reserved....................................27
             Section 10.08  Acknowledgment of Assignment ...............27
             Section 10.09  Role of Transmedia..........................27
             Section 10.10  Waiver of Jury Trial........................28
             Section 10.11  Severability................................28
             Section 10.12  No Petition in Bankruptcy...................28
             Section 10.13  Counterparts................................28
             Section 10.14  Third Party Beneficiaries ..................28
             Section 10.15  Junsdiction; Consent to Service of Process..28
             Section 10.16  Confirmation of Intent .....................29
             Section 10.17  No Interest in Cardmember Agreements........29
             Section 10.18  Collateral Agent Appointed Attorney-in-Fact.30

             EXHIBITS

             Exhibit A - Form of Settlement Statement
             Exhibit B - Form of Daily Report
             Exhibit C - Form of Contract
             Exhibit-D - Form of Confirmation of Sale

             SCHEDULES

             Schedule I - Account Schedule Schedule II - Trade Names Schedule
             III - Cardmember Agreements Schedule IV - List of Contracts
             Schedule VI - [Intentionally Omitted] Schedule VII - Computer
             Software

             ANNEXES

             Annex I - Glossary of Terms

     PURCHASE AGREEMENT (the "AGREEMENT"), dated as of December 1, 1996, among TRANSMEDIA RESTAURANT COMPANY INC., a Delaware corporation, TRANSMEDIA SERVICE COMPANY INC., a Delaware corporation (together, the "INITIAL SELLERS"), TRANSMEDIA NETWORK INC., a Delaware corporation ("TRANSMEDIA"), and TNI FUNDING INC., a Delaware special purpose corporation (the "PURCHASER").

                                   WITNESSETH:

     WHEREAS, the Purchaser is in the business of purchasing certain assets from the Initial Sellers and selling them to TNI Funding Company I, L.L.C.;

     WHEREAS, the Initial Sellers have in the course of their business generated certain assets and will in the future generate additional assets;

     Now, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Purchaser, Transmedia and the Initial Sellers agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. DEFINITIONS. As used in this Agreement, capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in Annex I.

                                   ARTICLE II

                  PURCHASE OF ASSETS; CONSIDERATION AND PAYMENT

     SECTION 2.01. PURCHASE OF ASSETS. (a) Each of the Initial Sellers hereby sells, assigns, transfers and conveys to the Purchaser on each Purchase Date on the terms and subject to the conditions specifically set forth herein, all of its right, title and interest, in, to and under (i) all rights to receive food and beverages ("MEALS") or Meal credits (the "CREDITS") purchased by any Subsidiary of Transmedia from any of the Assigned Restaurants pursuant to any Contract; (ii) all rights of the Initial Sellers to, in and under any Contract with an Assigned Restaurant; (iii) all rights of the Initial Sellers, whether now existing or hereafter arising, under the Cardmember Agreements to authorize charges to and recover payments from Cardmembers' Credit Card Accounts in connection with the purchase of Meals by any Cardmember at any Assigned Restaurant (the "RECEIVABLES"); (iv) all Recoveries; (v) all other accounts, contract rights, chattel paper, instruments, Contract Files, general intangibles and other obligations of any Restaurant with respect to any of the foregoing, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and including without limitation, the right to payment of any Receivables, Recoveries, Credits or other obligations of a Restaurant or any Credit Card

Company with respect to any of the foregoing; (vi) all rights in and to all security agreements and other contracts securing or otherwise relating to any of the foregoing; (vii) al1 guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting payment of any of the foregoing; ((i), (ii), (iii), (iv), (v), (vi) and (vii) are collectively referred to as the "ASSETS"); and (viii) cash in the amount of the Reserve Amount, if any; and (ix) on the initial Purchase Date, all of Transmedia Service Company Inc.'s right title and interest to the tradenames, trademarks and service marks listed on Schedule II hereto

     (b) On each Purchase Date, all of the Initial Sellers' right, title and interest in and to all newly created Assets relating to the Assigned Restaurants shall be sold, assigned, transferred and conveyed to the Purchaser upon the delivery to the Collateral Agent (either electronically or on paper) of the Daily Report on such date in accordance with Section 6.01.

     (c) All sales of Assets by the Initial Sellers hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, Transmedia or the Initial Sellers except as otherwise specifically provided herein.

     (d) It is understood and agreed that no purchases of Assets hereunder shall occur after the Purchase Termination Date.

     (e) On each Purchase Date, the Initial Seller shall transmit to the Trustee via electronic or paper transmission, or by such other means as may be agreeable to the Trustee, the Daily Report which shall include the list of Contracts and Cardmember Agreements sold to the Purchaser. The electronic delivery by the Initial Seller or made on the Initial Seller's behalf of such Daily Report shall be deemed conclusive evidence of an assignment by the Initial Seller to the Purchaser of all of the Initial Seller's right, title and interest in and to the Cardmember Agreements and Contracts listed in such Daily Report. On each Note Payment Date, the Initial Seller and the Purchaser will conf~ in writing the list of Assets sold to the Purchaser pursuant to this Agreement by delivery to the Collateral Agent of a Confirmation of Sale and Assignment in the form attached hereto as Exhibit D.

     SECTION 2.02. PURCHASE PRICE. The amount payable by the Purchaser (the "Purchase Price"), on the initial Purchase Date and on any Purchase Date thereafter, for Assets sold to the Purchaser by each Initial Seller on such date, shall be equal to the aggregate of the Contract Prices of each Contract constituting such Assets not previously paid for by the Purchaser, in each case as adjusted pursuant to Sections 2.04(a) and 2.05 and, with respect to the initial Purchase Date, all of the common stock of the Purchaser. On the Closing Date, the Initial Sellers shall deposit, or cause to be deposited, into the Resene Account, cash in an amount equal to the Resene Amount, if any.

     SECTION 2.03. PAYMENT OF PURCHASE PRICE. (a) The Purchase Price for Assets shall be paid to the applicable Initial Seller in the manner provided below on the Closing Date and each day thereafter that the Purchaser is required under the Purchase and Servicing Agreement to sell Contracts to the Issuer pursuant to
Section 2.03 of the Purchase and

Servicing Agreement (each a "Purchase Date"). The Purchase Price shall be paid by the Purchaser to the applicable Initial Seller on the initial Purchase Date in the form of cash and contribution of capital. On each Purchase Date thereafter the Purchase Price shall be paid by the Purchaser to the applicable Initial Seller as follows:

          (i) in cash, an amount equal to the lesser of (1) the Purchase Price and (2) the Available Cash on such Purchase Date, to be divided between the Initial Sellers in proportion to the Purchase Price of the Assets sold by each Initial Seller on such date; and

          (ii) to the extent that any portion of the Purchase Price remains unpaid, such amounts will be treated as a contribution of capital from such Initial Seller.

     (b) Unless otherwise specified herein, all payments under this Agreement shall be made not later than the end of business, New York time, on the date specified therefor in lawful money of the United States of America in same day funds and (i) if to an Initial Seller, to the respective bank account designated in writing by the Initial Seller to the Purchaser and (ii) if to the Purchaser, to the bank account designated in writing by the Purchaser. Amounts not paid by the Initial Sellers or Transmedia when due under this Agreement shall bear interest at a rate equal at all times to the lesser of (i) the Note Rate and
(ii) the maximum rate permitted by applicable law, payable upon demand.

     (c) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     SECTION 2.04. PURCHASE OF INELIGIBLE CONTRACT ASSETS. (a) If at any time it is determined that any of the Contracts constituting Purchased Assets was an Ineligible Contract Asset on its Purchase Date, (i) Transmedia and the applicable Initial Seller, severally and not jointly, shall be obligated to pay for the repurchase of such Purchased Assets on the next Purchase Date and (ii) the Contract Price of such Ineligible Contract Assets on the next Purchase Date (the "REPURCHASE AMOUNT") shall be subtracted from the aggregate Contract Prices of the Purchased Assets appearing on the related Daily Report but not previously paid for by the Purchaser pursuant to Section 2.03 (to the extent that such Repurchase Amount has not already been subtracted on the related Daily Report in determining the cash Purchase Price of Purchased Assets previously paid for pursuant to Section 2.03). In the event that the Repurchase Amount exceeds the aggregate Contract Prices of such unpaid-for Purchased Assets on such Daily Report, Transmedia or the applicable Initial Seller shall immediately pay such excess in cash to the Purchaser.

     (b) The Purchaser, Transmedia and the Initial Sellers agree that after payment of the Repurchase Amount for Ineligible Contract Assets as provided in clause (a) above, Transmedia or the Initial Seller, as applicabh, shall be entitled to all Collections received thereafter with respect to such Ineligible Contract Assets and such Assets shall no longer constitute Purchased Assets for purposes of this Agreement.

     (c) Except as expressly set forth in this Agreement, Transmedia and the Initial Sellers shall not have any right under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Purchased Assets or to rescind or otherwise retroactively affect any purchase of any Purchased Assets after the Purchase Date relating thereto.

     SECTION 2.05. CKARGEBACKS. (a) Transmedia. acting on behalf of the Purchaser, may accept chargebacl~s for full or partial credit or make a daily adjustment in the Credits with respect to a Restaurant under a Contract (a "CREDIT ADJUSTMENT"), provided, that such adjustment is permitted by and made in accordance with the Restaurant Guidelines. Each Credit Adjustment (including any adjustment required by any Requirements of Law) shall be made by Transmedia on each Date of Processing.

     (b) On each Daily Report, Transmedia shall add the Credits corresponding to such Credit Adjustment (the "RETURNED CREDITS") (to the extent not added pursuant to a prior Daily Report) to the Purchased Assets appearing on such Daily Report.

                                       ARTICLE III

                            CONDITIONS TO PURCHASES OF ASSETS

     SECTION 3.01. CONDITIONS PRECEDENT TO ALL OF THE PURCHASER'S PAYMENTS FOR ASSETS. The obligation of the Purchaser to accept and pay for Assets on each Purchase Date (including the initial Purchase Date) from the Initial Sellers shall be subject to the conditions precedent that on such Purchase Date:

          (a) The following statements shall be true (and delivery by Transmedia or the Initial Sellers of the Daily Report and the acceptance by the Initial Sellers of the Purchase Price for any Assets on any Purchase Date shall constitute a representation and warranty by Transmedia and the Initial Sellers that on such Purchase Date such statements are true):

               (i) the representations and warranties of Transmedia and the Initial Sellers contained in Sections 4.01 and 4.02 shall be true and correct in all material respects on and as of such Purchase Date as though made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date);

               (ii) no Servicer Termination Event, Potential Purchase Termination Event or Purchase Termination Event shall have occurred and be continuing; and

               (iii) all of the ESligibility Criteria shall have been satisfied for all Purchased Assets.

          (b) No material change shall have occurred after the initial
     Purchase Date with respect to Transmedia's systems, computer programs, related materials, computer tapes, disl~s and cassettes, procedures and record-keeping relating to and required for the collection of the Purchased Assets which makes them not sufficient and satisfactory in order to permit the purchase and administration and collection of the Purchased Assets in accordance with the terms and intent of this Agreement.

          (c) Each Initial Seller shall have received and delivered a copy of such other approvals, opinions or documents as the Purchaser may reasonably request.

          (d) Transmedia and the Initial Sellers shall have complied in all material respects with all the covenants and satisfied all its obligations under this Agreement required to be complied with or satisfied as of such date.

          (e) On or prior to the initial Purchase Date, Transmedia and the Initial Sellers shall have delivered to the Purchaser:

              (1) a copy of duly adopted resolutions of the Board of Directors of Transmedia and the Initial Sellers, respectively, authorizing this Agreement, the documents to be delivered hereunder and the transactions contemplated hereby, certified by an officer of Transmedia or the Initial Sellers, as applicable; and

              (2) a duly executed certificate of an officer of each of Transmedia and the Initial Sellers, certifying the names and true signatures of the Person authorized on behalf of Transmedia or the Initial Sellers, as applicable, to sign this Agreement and the other Transaction Documents to be delivered by Transmedia or the Initial Sellers.

     (f) On or prior to each Purchase Date, the Initial Sellers shall have delivered to the Purchaser:

          (1) a supplement to ScheduleI hereto, identifying Assigned Restaurants whose Credits and Contracts have not previously been sold to the Purchasers and are being sold to the Purchaser on such Purchase Date;

          (2) a supplement to Schedule III hereto, identifying the Cardmember Agreements which are being partially assigned on such Purchase Date;

          (3) a Daily Report substantially in the form of Exhibit B hereto, which Daily Report will identify, among other things, (i) the aggregate Contract Price of all existing and newly created Assets relating to the Assets to be sold to the Purchaser by the Initial Sellers on such date and not previously paid for by the Purchaser, (ii) with respect to the initial Purchase Date, the aggregate amount of unfunded liabilities under any Assets to be sold to the Purchaser by the Initial Sellers on such date, (iii) the aggregate Repurchase Amount for such date, if any, (iv) the aggregate Returned Credits for such date, if any, (v) the aggregate amount of cash to be paid to Initial

       Sellers on such date, and (vi) the aggregate addition to the principal amount of the Subordinated Note on such date;

          (4) all Contract Files, in whatever form, including an original counterpart of the Contracts constituting part of the Purchased Assets; and

          (5) a supplement to Schedule IY hereto, (which may be included in the Daily Report) of all Contracts assigned to the Purchaser on such Purchase Date.

     SECTION 3.02. CONDITION PRECEDENT TO TRANSMEDIA'S AND THE ININAL SELLERS' OBLIGANONS ON ININAL PURCHASE DATE. The obligations of Transmedia and the Initial Sellers on the initial Purchase Date shall be subject to the condition precedent that Transmedia and the Initial Sellers shall have received on or before such Purchase Date the following, each (unless otherwise indicated) dated the day of such Purchase Date and in form and substance satisfactory to Transmedia and the Initial Sellers:

          (a) a copy of duly adopted resolutions of the Board of Directors of the Purchaser authorizing this Agreement, the documents to be delivered by the Purchaser hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Purchaser, and

          (b) a duly executed certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE PARITES. The Purchaser, with respect to itself; each Initial Seller, with respect to itself and the Assets sold by such Initial Seller; and Transmedia, with respect to itself, the Lnitial Sellers and all Assets, hereby each make representations and warranties as follows:

          (a) ORGANIZATION AND GOOD STANDING. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its condition (financial or otherwise), operations, properties or prospects, (ii) has the requisite corporate power and authority to execute, deliver and perform its obligations under and effect the transactions contemplated by this Agreement and (iii) has all requisite corporate power and authority and all necessary leases and permits and the legal right tO own, pledge, mortgage and operate its properties, and to conduct its business.

          (b) Due Authorization and No Conflict. The execution, delivery and perforTnance by it of this Agreement, and all instruments and documents to which it is a party and to be delivered hereunder by it, and the transactions contemplated hereby and thereby, (i) are within its corporate powers, have been duly authorized by all necessary corporate action, including the consent of stockholders and shareholders where required, and do not (A) contravene its charter or by-laws, (B) violate any law or regulation (including, without limitation, Regulations G, T, U or X) or any order or decree of any court or governmental instrumentality the effect of which would be to cause a Material Adverse Change, (C) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust enforceable against it or any lease, agreement or other instrument binding on or affecting it or any of its Subsidiaries or any of its properties which conflict, breach or default would have or could reasonably be expected to have a material adverse effect on the rights of any of the Secured Parties under the Transaction Documents or (D) result in or require the creation or imposition of any Lien upon any of its property, including without limitation pursuant to any agreement or instrument referred to in clause (C) above, EXCEPT as created or imposed hereunder or under the Security Agreement, and no transaction contemplated hereby requires compliance nn its part with any bulk sales act or similar law, and
     (ii) do not require the consent, authorization by, approval of, notice to or filing or registration with, any governmental body, agency, authority, regulatory body or any other Person other than those which have been obtained. This Agreement arid the other Transaction Documents to which it is a party have been validly executed and delivered by it and this Agreement and the other Transaction Documents to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to general principles of equity and subject to bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally.

          (c) NO PROCEEDINGS. There is no action, suit, investigation, injunctive order or proceeding pending or, to its knowledge, threatened against or affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is reasonably likely to be determined adversely to it and that, if so decided, would adversely affect its condition (financial or otherwise), operations, properties or prospects, or (ii) that purports to affect the legality, validity or enforceability of this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby.

     SECTION 4.02. ADDINONAL REPRESENTATIONS OF TRANSMEDIA AND THE INITIAL SELLERS. Each Initial Seller, with respect to itself and the Assets sold by such Initial Seller, and Transmedia, with respect to itself, the Initial Sellers, the Purchasers, and the Issuer and all Assets, hereby each make representations and warranties as follows:

          (a) Eligible Contract Assets. Each Asset sold by the Initial Sellers hereunder is, at its respective Purchase Date, an Eligible Contract Asset.

          (b) SALE OF ASSETS. On the initial Purchase Date and on each Purchase Date thereafter, the applicable Initial Seller is the sole legal and beneficial owner of the Assets being sold by it. Upon the sale of the Purchased Assets by the Initial Seller, the Purchaser will become the sole legal and beneficial owner of the Purchased Assets and the Collections with respect thereto, free and clear of any Liens, and no effective financing statement or other instrument similar in effect covering all or any part of such Purchased Assets or Collections with respect thereto will at such time be on file in any filing or recording office except such as have been filed in favor of the Purchaser in accordance with this Agreement, in favor of the Issuer in accordance with the Purchase and Servicing Agreement, in favor of the Collateral Agent in accordance with the terms of the Security Agreement or with respect to which the Collateral Agent, the Issuer and the Purchaser have received effective UCC termination statements.

          (c) FINANCIAL STATEMENTS. Any financial statements delivered pursuant hereto or in connection with the transaction contemplated hereby, taken as a whole and in light of the circumstances in which made, at the time so furnished contained no untrue statement of a material fact and did not om~t to state a material fact necessary to make such financial statements not misleading.

          (d) LOCATION OF OFFICE AND RECORDS. The chief place of business and chief executive office of Transmedia and the Initial Sellers is located at the address listed in Section 10.02, and the office where Transmedia and the Initial Sellers keep all their original books, records and documents evidencing Purchased Assets or the related Contracts is located at such address.

          (e) TRADE NAMES. Set forth in Schedule II (which shall be delivered prior to the Closing Date) is a complete and accurate list of the trade names of Transmedia and each of the Initial Sellers for the six-year period preceding and including the date of this Agreement.

          (f) FINANCIAL STATEMENTS. Transmedia has heretofore furnished to the Purchaser copies of the audited consolidated financial statements of Transmedia and its consolidated Subsidiaries for the fiscal year ended September 30, 1995. Such financial statements present, and each financial statement presented and delivered pursuant to Sections 12(e)(2) and (3) of the Security Agreement will present, fairly in all material respects the financial condition and results of operations of Transmedia and its consolidated Subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of Transmedia and its consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis.

          (g) ACCURACY OF INFORMATION. Each Daily Report and Settlement Statement prepared by Transmedia on behalf of an Initial Seller, each exhibit, financial statement, book, record, report or other document and any other information furnished at any time by Transmedia or an Initial Seller to the Purchaser or in connection with this Agreement as of its date and as of the date so furnished, will be accurate in all material respects and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (h) NO CONSENT. No action, authorization, qualification, license, permit, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Initial Sellers, Transmedia, the Purchaser or the Issuer, except such as have been made or obtained and are in full force and effect.

          (i) UCC CLASSIFICATION. As to each Contract, each of the Credits, the rights under the Contracts, the rights under the Cardmember Agreements to authorize charges and recover payments from Cardmembers' Credit Card Accounts in connection with the purchase of Meals by a Cardmember at an Assigned Restaurant; rights in and to security agreements securing or otherwise relating to any of the foregoing, the rights and interests of the Purchaser under the Purchase Agreement and the rights and interests of the Issuer in the Purchase and Servicing Agreement; and the tradenames, senice marks and trademarks transferred to TNI and licensed to the Issuer constitute an "account" or "general intangible" within the meaning of
     Section 9-106 of the UCC as in effect in the State of Florida.

          (j) NO ADVERSE CHANGE. No Material Adverse Change in the business, assets, operations, prospects or conditions, financial or otherwise, of the Initial Sellers or of Transmedia and its Subsidiaries taken as a whole has occurred from September 30, 1995.

          (k) COMPUTER HARDWARE AND SOFTWARE. All of the computer hardware and software necessary to collect the Assets is listed on Schedule VII.

          (1) CONTRACT SCHEDULE. The Contract Schedule delivered to the Purchaser pursuant to Section 3.01 lists all Contracts as of the initial Purchase Date.

          (m) NO DEFAULTS. No Potential Purchase Termination Event, Purchase Termination Event, Servicer Termination Event, Early Amortization Event or Potential Early Amortization Event has occurred or is occurring.

          (n) USE OF PROCEEDS. None of the transactions contemplated herein (including, without limitation thereof, the use of the proceeds from the sale of the Purchased Assets) will violate or result in a violation of
     Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation. Regulation U.

          (o) CAPITAL OF THE INITIAL SELLERS AND TRANSMEDIA. Each of the Initial Sellers and Transmedia is solvent and has adequate capital for its business and undertakings and will be able to pay its debts as they become due.

          (p) RESTRICTIONS ON THE INITIAL SELLERS AND TRANSMEDIA. None of the Initial Sellers or Transmedia is a party to any contract or agreement, or subject to any charter or other corporate restrictions, which, individually or in the aggregate, matenally and adversely affects its business.

          (q) NO OTHER EXISTING CREDITS. Except for the Initial Sellers and the Purchaser, neither Transmedia nor any Subsidiary of Transmedia has acquired any Credits from any of the Assigned Restaurants.

          (r) NO OTHER AGREEMENTS WITH CARDMEMBERS. Except for the rights of the Initial Sellers (certain of which rights are being transferred to the Purchaser hereunder), neither Transmedia nor any Subsidiary of Transmedia has any rights under any agreements with any Cardmember to authorize charges to and recover payments from Cardmembers' Credit Card Accounts in connection with the purchase of Meals by any Cardmember at any Assigned Restaurant.

          (s) NO CONTRACTS WITH AFFILIATES. No Restaurant is an Affiliate of the Purchaser, Transmedia or the Issuer or any officer or director of Transmedia or any Affiliate of Transmedia.

          (t) ALL CONTRACTS OF ASSIGNED RESTAURANTS SOLD TO ISSUER. On each Purchase Date, the Assets included in making the calculations set forth in the Daily Report includes all unused Credits purchased by any of Transmedia's Subsidiaries from each of the Assigned Restaurants on or prior to such Purchase Date.

          (u) FAIR CONSIDERATION. The consideration to be received by the Initial Sellers, in exchange for each transfer of Contracts and other Assets (including the right to receive all Collections due or to become due thereunder or in respect thereto), is fair consideration having value reasonably equivalent to or in excess of the value of the assets being transferred by it.

          (v) Transmedia and the Initial Sellers have not concealed and will not conceal from any interested party any transfers contemplated by the Transactions. Transmedia and the Initial Sellers have not themselves removed or concealed, and will not themselves remove or conceal, from creditors any of their assets and have not participated and will not participate in removing or concealing the assets of any other entity. The Initial Sellers do not transfer the Asset or the Marks with the intent to hinder, delay or defraud any person or entity.

          (w) The sole principal business of Transmedia and the Initial Sellers is not primarily to (i) acquire and hold the Assets and (ii) issue and pay the Notes.

          (x) Transmedia and the Initial Sellers can and do independently conduct their respective business activities of the Issuer and the Purchaser.

          (y) Transmedia and the Initial Sellers are not primarily or secondarily liable for the Issuer's or the Purchaser's debts, whether by guarantee, agreement to purchase assets, agreement to maintain the solvency of the Issuer or the Purchaser or otherwise, and neither the Issuer nor the Purchaser is primarily or secondarily liable for Transmedia's or any Affiliate of Transmedia's debts, whether by guarantee, agreement to purchase assets, agreement to maintain the solvency of Transmedia or any Affiliate of Transmedia's or otherwise.

          (z) Neither the Issuer nor the Purchaser finances the ongoing operations of Transmedia or any of its Affiliates, and without limiting the generality of the foregoing, neither pays or is liable to pay the salaries, expenses or losses of Transmedia or any of its Affiliates, and Transmedia and the Initial Sellers do not finance the ongoing operations of the Issuer or the Purchase, and without limiting the foregoing, do not pay and are not liable to pay salaries, expenses or losses of the Issuer or the Purchaser, except for advances as provided in Section 6.05 of the Purchase and Senicing Agreement and certain indemnities set forth in Sections 8.01 and
     8.02 of the Purchase and Servicing Agreement.

          (aa) Transmedia, the Initial Sellers, the Purchaser and the Issuer do not and will not maintain joint bank or depository accounts to which any of the other entities has independent access.

          (ab) Transmedia, the Initial Sellers, the Purchaser and the Issuer do not and will not pool or commingle any of their respective funds with the funds of any of the other entities, and their individual assets are and will be segregated.

          (ac) Transmedia and the Initial Sellers and their respective assets are and will be maintained in such a manner that it will not be difficult or costly to segregate, ascertain or otherwise identify their respective individual assets.

          (ad) Transmedia's and the Initial Sellers' books of account and official corporate records have been and will be separately maintained from those of the Issuer, the Purchaser, and the Issuer's books of account and official corporate records will be separately maintained from those of Transmedia or any of Transmedia's Affiliates.

          (ae) The resolutions, agreements and other instruments underlying the Transactions will be continuously maintained by Transmedia and the Initial Sellers as official corporate records.

          (af) Transmedia and the Initial Sellers do not refer and have not referred to the Issuer or the Purchaser as a "department" or "division" of Transmedia or any Affiliate of Transmedia.

          (ag) The creditors of the Issuer and the Purchaser are not substantially similar to the creditors of Transmedia or the Initial Sellers.

          (ah) Transmedia and the Initial Sellers have not taken any action to effect a merger or a consolidation of the Issuer or the Purchaser with Transmedia or the Initial Sellers.

          (ai) The Issuer, the Purchaser, Transmedia and the Initial Sellers all have separate telephone numbers and mailing addresses and do not occupy common office space.

          (aj) All transactions between or among Transmedia, the Initial Sellers, the Purchaser and the Issuer are and will be fully and separately documented and will reflect arm's-length transactions. These transactions are and will be undertaken in good faith by the respective entities for their BONA FIDE business purposes.

          (ak) Transmedia and the Initial Sellers intend and expect that all the transfers of the Assets will occur only pursuant to the Transaction Documents, which fully document the relationships and the expectations of the parties thereto. The Transactions reflect BONA FIDE transactions to be undertaken in good faith for legitimate business purposes.

          (al) Transmedia and the Initial Sellers acknowledge that the Purchaser is entering into the Transactions in reliance on Transmedia's, the Initial Sellers' and the Issuer's identities as separate, independent and distinct legal entities, and that the Noteholders are entering into the Transactions based on the separate legal identity, and limited purpose nature, of the Issuer and the Purchaser.

          (am) Each of Transmedia and the Initial Sellers has complied with all formalities required by Delaware law, including, without limitation, the holding of board of directors' meetings and stockholders' meetings.

          (an) Each of Transmedia and the Initial Sellers has and will conduct its business solely in its own respective name and in such a separate manner as not to mislead others with whom it is dealing as to its identity. Likewise, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications relating to Transmedia or the Initial Sellers are made solely in the name of Transmedia or the Initial Sellers, respectively, and not in tne name of the Issuer or the Purchaser.

          (ao) Except as contemplated by the Transaction Documents, Transmedia and the Initial Sellers cannot, do not and will not exercise control over the decisions of the Issuer or the Purchaser with respect to its daily business and affairs. Neither the Issuer nor the Purchaser can or will exercise control over the decisions of Transmedia or the Initial Sellers with respect to their daily business and affairs.

          (ap) Each of Transmedia, the Initial Sellers and the Purchaser do not and will not make any payments to each other in connection with the Contract Assets or the Tradenames, except pursuant to the Transaction Documents.

          (aq) Each of Transmedia, the Initial Sellers and the Purchaser do not and will not receive any payments in connection with the Contract Assets or the Tradenames, except pursuant to the Transaction Documents.

          (ar) The Initial Sellers do not and will not transfer the Assets or the Marks with the intent to hinder, delay or defraud any person or entity.

          (as) Each of Transmedia and the Initial Sellers has not made and will not make any untrue statement of a material fact or omitted to state a material fact necessary to make any statement not misleading and has not provided any document to the Initial Purchasers or the Rating Agency which contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (at) No Contract represents a direct obligation (including participations or certificates of beneficial ownership therein) that is principally secured, directly or indirectly, by an interest in real property.

                                       ARTICLE V

                                       COVENANTS

     SECTION 5.01. AFFIRMATIVE COVENANTS OF TRANSMEDIA AND THE INITIAL SELLERS. So long as the Purchaser, the Issuer or the Collateral Agent shall have any interest in any Purchased Assets, each of the Initial Sellers and Transmedia shall, unless the Purchaser, the Issuer and the Collateral Agent otherwise consents in writing:

          (a) FINANCIAL STATEMENTS, REPORTS, ETC. Deliver or cause to be delivered to the Purchaser (with respect to the Initial Sellers, delivery by Transmedia will be deemed to satisfy the delivery requirement):

               (i) as soon as possible but not later than 90 days after the end of each fiscal year, Transmedia's consolidated balance sheet and related statements of income and cash flows, showing the financial condition of Transmedia and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of its consolidated Subsidiaries during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Purchaser and its assignees (including the Trustee, the Collateral Agent and the Issuer) and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than as may be approved by the Purchaser) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of

          Transmedia and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (ii) as soon as possible but not later than 45 days after the end of each of the first three fiscal quarters, Transmedia's unaudited consolidated balance sheets and related statements of income and cash flows, showing the financial condition of Transmedia and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of its consolidated Subsidiaries during such fiscal quarter and the then elapsed portion of such fiscal year, all certif~ed by a Financial Officer of Transmedia as fairly presenting the financial condition and results of operations of it and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments without GAAP footnotes;

               (iii) concurrently with any delivery of financial statements under (i) and (ii) above, a certificate of the President, any Vice President and any Financial Officer of Transmedia and of each of the Initial Sellers certifying such statements and certifying that no Purchase Termination Event or Potential Purchase Termination Event has occurred, or, if such a Purchase Termination Event or Potential Purchase Termination Event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

               (iv) concurrently with any delivery of financial statements under
          (i) and (ii) above, a list of the Cardmember Rebate options together with the number of Cardmembers entitled to each Cardmember Rebate;

               (v) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication, if any, sent to the stockholders of Transmedia generally and copies of all annual, regular, periodic and special reports and registration statements which Transmedia may file or be required to file with the Securities and Exchange Commission under Sections 13 and 15(d) of the Securities Exchange Act of 1934;

               (vi) promptly after the commencement thereof, notice of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against Transmedia or any of its Subsidiaries,
          (A) which, if determined adversely to Transmedia or such Subsidiary, would have a Materially Adverse Effect on any of them, or (B) commenced by any creditor or lessor under any written credit agreement with respect to borrowed money or material lease which asserts a default thereunder on the part of Transmedia or any of its Subsidiaries;

               (vii) promptly upon the filing thereof and at any time upon the reasonable request of the Purchaser, the Trustee, the Collateral Agent or any

          Noteholder, permit such Person the opportunity to review copies of all reports, including ~nual reports, and notices which Transmedia or any Subsidiary f~les with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as practicable and in any event within fifteen (15) days after Transmedia or any of its Subsidiaries knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Pension Plan or that the PBGC or Transmedia or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Pension Plan, Transmedia will deliver to the Purchaser, the Trustee, the Collateral Agent and each Noteholder a certificate of a President, any Vice President or any Financial Officer setting forth details as to such Reportable Event or Prohibited Transaction or Pension Plan termination and the action it proposes to take with respect thereto;

               (viii) promptly upon receipt thereof, copies of any reports or management letters relating to the internal financial controls and procedures delivered to Transmedia or any of its Subsidiaries by any independent certified public accountant in connection with examination of the financial statements of Transmedia or any such Subsidiary; and

               (ix) such additional information as the Purchaser, the Trustee, the Collateral Agent or any Noteholder may reasonably request concerning Transmedia and its Subsidiaries.

          (b) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations, directions of any Governmental Authority and orders applicable to the Purchased Assets, including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit-opportunity, fair debt collection practices and privacy, where failure to so comply could reasonably be expected to have an adverse impact on the amount of Collections thereunder; PROVIDED, HOWEVER, that it may contest any act, regulation, order, decree or direction in any reasonable manner which shall~not materially and adversely affect the rights of the Purchaser in the Purchased Assets. It will comply, in all material respects, with its obligations under the Contracts with Restaurants relating to the Purchased Assets.

          (c) PRESERVATION OF CORPORATE EXISTENCE. Do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its legal existence and (ii) to maintain such legal existence separate from that of the Purchaser.

          (d) INSPECTION RIGHTS. At any reasonable time during normal business hours and from time to time permit (i)(A) the Purchaser or any of its agents, representatives or assignees pursuant to the Security Agreement (including the Trustee, the Collateral Agent or any Noteholder and the Issuer); to examine and make copies of and abstracts from the records, books of account and documents (including, without limitation, computer tapes and disks) of Transmedia and the Initial Sellers relating to the Purchased Assets hereunder (PROVIDED that so long as no Early Amortization Event or Potential Early Amortization Event has occurred and is continuing, such assignees shall give at least two Business Days notice prior to any examination) and (B) the Purchaser, the Collateral Agent or the Trustee or any Noteholder or any of their agents or representatives following the termination of the appointment of Transmedia as Servicer with respect to the Purchased Assets, to be present at the offices and properties of Transmedia and the Initial Sellers to administer and control the collection of the Purchased Assets and (ii) the Purchaser, or any of its agents, representatives or assignees pursuant to the Security Agreement (including the Trustee, the Collateral Agent or any Noteholder and the Issuer), to visit the properties of Transmedia and the Initial Sellers for the purpose of determ~n~ng compliance under the Transaction Documents and examining such records, books of account and documents, and to discuss the affairs, finances and accounts of Transmedia and the Initial Sellers relating to the Purchased Assets or Transmedia's or an Initial Seller's performance hereunder with any of its senior officers or directors and with its independent certified public accountants and consultants (PROVIDED that so long as no Early Amortization Event or Potential Early Amo tization Event has occurred and is continuing, such assignees shall give at least two Business Days' notice prior to any visit).

          (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures reasonably necessary or advisable for the transfer, administration, servicing and collection of amounts owing on all Purchased Assets, and, until delivery to the Purchaser, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the transfer, administration, servicing and collection of amounts owing on all such Purchased Assets.

          (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office and the offices where it keeps the records concerning Purchased Assets and all underlying Contracts (and all original documents relating thereto) at the location specified in Section 4.02(d), or upon 30 days' prior written notice to the Purchaser, at such other locations in a jurisdiction where all action required by Section 5.01(n) shall have been taken and completed and be in full force and effect.

          (g) COMPUTER FILES. (i) Retain the electronic ledger used by Transmedia or the Initial Sellers as a master record of the Purchased Assets and copies of all documents relating to the Purchased Assets as custodian for the Purchaser and other Persons with interests in the Purchased Assets and (ii) clearly and conspicuously mark or cause to be marked with a legend describing the Purchaser's and Collateral Agent's interest, in form and substance reasonably satisfactory to the Purchaser, all computer tapes or disks and use its best efforts to mark all books, records, and credit files pertaining to the Related Contracts and all file cabinets or other storage facilities where information is maintained pertaining to the Purchased Assets to the effect that interests in the Purchased Assets and the Related Contracts have been conveyed to the

     Purchaser and then to the Issuer and that the Collateral Agent has a security interest in such Purchased Assets for the benefit of the Secured Parties pursuant to the Security Agreement.

          (h) CONTRACTS AND RESTAURANT GUIDELINES. Comply with and perform its obligations in accordance with its Restaurant Guidelines, except insofar as any failure so to comply or perform would not materially and adversely affect the Collections or the rights of the Purchaser, the Issuer, the Collateral Agent or the Noteholders, or if such failure to comply is necessary under any Requirement of Law and which would materially and adversely affect the Collections or the rights of the Purchaser, the Issuer, the Collateral Agent or the Noteholders. Each of the Initial Sellers and Transmedia agrees that prior to making any material change in its Restaurant Guidelines in effect on the Closing Date, it shall give 30 days' written notice to the Rating Agency, the Purchaser, the Issuer, the Trustee and the Noteholders of any such changes; PROVIDED, HOWEVER, that in the case of any material change in its Restaurant Guidelines made pursuant to any Requirement of Law as to which it is unable to give 30 days' written notice, Transmedia and the Initial Sellers shall give written notice to the Purchaser, the Issuer, the Trustee and the Noteholders of such changes as soon as reasonably practicable prior to the implementation of such changes. If the Initial Sellers change the Restaurant Guidelines to lengthen the time (currently six months) in which Credits from any Restaurant are expected to be used, such change shall be deemed to be a material adverse change. In the event that any such changes (except changes that are necessary under any Requirement of Law), could reasonably be expected to materially and adversely affect the rights of the Purchaser, then such changes shall not become effective without the prior consent of the Majority Noteholders. Any notice regarding changes to the Restaurant Guidelines shall state in reasonable detail the reasons the changes will have such effect.

          (i) DAILY REPORTS AND SETTLEMENT STATEMENTS. Furnish, or if Transmedia is not the Servicer, provide such information as may be required by the Servicer tO furnish, the Purchaser with the Daily Reports and Settlement Statements in accordance with Sections 6.01 and 6.02 and financial statements, cash flow reports and other records that show the performance of the Purchased Assets and such other reports as may be reasonably requested by the Purchaser or any Noteholder. With respect to the Initial Sellers, delivery by Transmedia will be deemed to satisfy the delivery requirement.

          (j) INSURANCE. Except to the extent failure to do so neither causes nor could reasonably be expected to cause a Material Adverse Change with respect to Transmedia or the Initial Sellers, (i) keep its insurable properties adequately insured at all times by financially sound and responsible insurers; maintain such other insurance, to such extent and against such risks, including fire and other rislcs insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property darnage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (iii) maintain such other insurance as may be required by law; and will cause each of its Subsidiaries so to do.

          (k) OBLIGATIONS AND TAXES. (i) Pay any material obligations enforceable against or binding on it promptly and in accordance with the terms thereof and (ii) pay and discharge promptly when due all sales tax and all material taxes, assessments and governmental charges or levies imposed upon, and enforceable against or binding on, it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all material lawful claims enforceable against or binding on it for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; PROVIDED, however, that it shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and adequate resenes with respect thereto shall have been set aside on its books, and such contest shall not involve any risk of loss of any of the Assets.

          (1) FURNISHING COPIES, ETC. Furnish to the Purchaser (i) within five Business Days of the Purchaser's request, a certificate of the President, any Vice President or any Financial Officer of Transmedia certifying, as of the date thereof, that no Purchase Termination Event or Potential Purchase Termination Event referred to in Section 7.01(b) or otherwise has occurred and is continuing, and setting forth the computations used by such Person in making such determination; (ii) as soon as possible and in any event within five days after the occurrence of any Purchase Termination Event or Potential Purchase Termination Event, a statement of the President, any Vice President or any Financial Officer of Transmedia setting forth details of such Purchase Termination Event or Potential Purchase Termination Event and the action that Transmedia proposes to take or has taken with respect thereto; and (iii) promptly following request therefor, such other information, documents, records or reports with respect to the Purchased Assets, the Cardmembers (to the extent permitted by law), the Restaurants or the conditions or operations, financial or otherwise, of Transmedia as the Purchaser may from time to time reasonably request.

          (m) OBLIGATIONS WITH RESPECT TO PURCHASED ASSETS. Duly fulfill all obligations on its part to be fulfilled under or in connection with each Contract, except where the failure to fulfill such obligations would not materially and adversely affect the Collections or the rights of the Purchaser, the Issuer, the Trustee, the Collateral Agent or the Noteholders or if such failure is necessary under any Requirement of Law, and do nothing to impair the rights of the Purchaser, the Issuer, the Trustee, the Collateral Agent or the Noteholders in the Purchased Assets or under the Contracts.

          (n) CONTINUING COMPLIANCE WITH THE UCC. At its expense, preserve, continue and maintain or cause to be preserved, continued and maintained the Purchaser's valid and properly protected and perfected title to all Purchased Assets, including, without limitation, filing or recording UCC financing statements in each relevant jurisdiction.

          (o) FURTHER ACTTON EVIDENCING PURCHASES. At the Initial Sellers' expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Purchaser may reasonably request, in order to protect or more fully evidence the Purchaser's right, title and interest in the Purchased Assets and its rights under the Contracts with respect thereto, or to enable the Purchaser to exercise or enforce any such rights. Without limiting the generality of the foregoing, (i) Transmedia and the Initial Sellers will upon the request of the Purchaser execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or, in the opinion of the Purchaser, advisable, (ii) Transmedia and the Initial Sellers hereby irrevocably authorize the Purchaser and each of its assignees (including the Issuer, the Trustee and the Collateral Agent) to file one or more f~nancing or continuation statements, and amendments thereto, relatin,, to all or any part of the Purchased Assets sold or to be sold by the Initial Sellers, or the underlying Contracts with respect thereto, without the signature of Transmedia or the Initial Sellers, (iii) if Transmedia or an Initial Seller fails to perform any of its agreements or obligations under this Agreement, the Purchaser may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the costs and expenses of the Purchaser incurred in connection therewith shall be payable by Transmedia and (iv) each of the Initial Sellers and Transmedia agrees that from time to time, at its expense, it will (A) indicate on its books and records that the Purchased Assets has been sold and assigned to the Purchaser and further sold and assigned by the Purchaser to the Issuer, and pledged by the Issuer to the Collateral Agent, and provide to the Purchaser, upon request, copies of such records, (B) obtain the agreement of any Person having a Lien in and to any Purchased Assets owned by Transmedia or an Initial Seller to release such Lien upon the transfer of any such Purchased Assets to the Purchaser and (C) notify the Purchaser promptly after obtaining knowledge that any of the Purchased Assets has become subject to a Lien other than any Lien created or imposed under the Transaction Documents.

          (p) SERVICING FACILITY; STORAGE FACILITY. Maintain its facility from which it serYices the Assets in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as Transmedia may select from time to time. Transmedia or the Initial Sellers shall make all property tax payments, lease payments and all other payments with respect to such facility, including any indebtedness secured by such facility, whether Transmedia shall be the Servicer or a Successor Servicer shall have been appointed. Transmedia and the Initial Sellers shall (i) ensure that any Successor Servicer shall have complete and unrestricted access subject to paragraph (d) of this Section 5.01, at Transmedia's expense, tO such facility and all computers and other systems relating to the servicing of the Assets, (ii) use its best efforts tO retain the employees based at such facility to provide assistance to any Successor Servicer after the appointment of such Successor Servicer and
     (iii) continue to store on a daily basis all bacic-up files relating to the Assets and the servicing of the

     Assets at Frank Felix Associates, Ltd. 140 Sylvan Avenue, Englewood
     Cliffs, New Jersey 07632, or such other storage facility of similar quality, security and safety as Transmedia may select from time to time, in the case of each of clauses (i), (ii) and (iii) until the earlier of (A) the indefeasible payment in full in cash of the principal and interest of the Notes, (B) the receipt by the Purchaser of all Collections in respect of all Assets and (C) the Successor Senicer being able to perform its obligations under this Agreement without the assistance of Transmedia .

          (q) TRADE NAMES. Promptly notify the Purchaser of any new trade names of Transmedia or the Initial Sellers.

          (r) SALE TREATMENT. Perform the transactions contemplated hereby in a manner that is consistent with the sale of the Purchased Assets to the Purchaser under applicable law (including, without limitation, the Federal Bankruptcy Code) other than federal income tax law.

     SECTION 5.02. NEGATIVE COVENANTS OF TRANSMEDIA AND THE INITIAL SELLERS. So long as the Purchaser, the Issuer or the Collateral Agent shall have any interest in any Purchased Assets, each of the Initial Sellers and Transmedia shall not, unless the Purchaser, the Issuer and the Collateral Agent otherwise consents in writing:

          (a) LIENS. Except as otherwise herein provided, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Assets or assign any right to receive proceeds in respect thereof EXCEPT for Liens created or imposed hereunder or under the Transaction Documents.

          (b) CHANGE IN BUSINESS. Make any matenal change in the type of business it conducts on the date hereof.

          (c) CHANGE IN PAYMENT INSTRUCTIONS. Instruct Restaurants or Credit Card Companies to make any payments with respect to Purchased Assets other than as described in Article VI of the Purchase and Servicing Agreement or the Security Agreement.

          (d) CHANGE IN NAME. Change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement relating to this Agreement or the Security Agreement, seriously misleading within the meaning of Section 9~02(7) of the UCC as in effect in the applicable jurisdiction.

          (e) MODIFICATION OF LEDGER. Delete or otherwise modify any marking on the electronic ledger referred to in Section 5.01(g).

          (f) EXTENSION OR AMENDMENT OF ASSETS. Extend, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any

     Purchased Assets, or amend or otherwise modify or waive any term or condition of any Contract with respect thereto other than in accordance with its Restaurant Guidelines in accordance with any Requirement of Law.

          (g) PRIORCTY OF COLLECTION. Collect any payment for its own account, or for the account of any Person other than the Purchaser or its assigns, arising under or out of any Contract with an Assigned Restaurant while the Credits to be provided by that Restaurant are a part of the Purchased Assets.

          (h) Without the prior written consent of the Purchaser and its assignees (including the Collateral Agent) and the Rating Agency, sell on any Purchase: Date after the Closing Date any Contract relating to any Restaurant not designated as of the Closing Date as an Assigned Restaurant (an "ADDED RESTAURANT CONTRACT") if (i) during any calendar quarter, such sale would cause the aggregate Contract Price (calculated as of the Purchase Date applicable for each Added Restaurant Contract) of all such Added Restaurant Contracts sold to the Purchaser during such calendar quarter to exceed 10% of the Net Note Principal Amount on such Purchase Date and (ii) during any calendar year, such sale would cause the aggregate Contract Price (calculated as of the Purchase Date applicable for each Added Restaurant Contract) of all such Added Restaurant Contracts sold to the Purchaser during such calendar year to exceed 25% of the Net Note Principal Amount on such Purchase Date.

                                   ARTICLE VI

                                 ADMINISTRATION

     SECTION 6.01. DAILY REPORT. (a) On each Business Day, Transmedia shall prepare a Daily Report in substantially the form attached hereto as Exhibit B. The Daily Report shall report for the Applicable Day, among other things, the dollar amount of Assets created since the preceding Daily Report, the dollar amount of Collections received on the Applicable Day, the Borrowing Base, the amount of Available Cash, and a current list of Purchased Contracts.

     (b) Transmedia shall deliver to the Purchaser the Daily Report, which shall be deemed to have been certified by the President, any Vice President or any Financial Officer of each of Transmedia and the Initial Sellers, by 12:00 Noon, New York time, on each Business Day with respect to activity in the Purchased Assets for the Applicable Day covered by such Daily Report (or, in the case of a Daily Report delivered on a day following a Saturday, Sunday or other non-Business Day, the aggregate activity for the preceding Business Day and such non-Business Days); PROVIDED, HOWEVER, that if a "system failure" or other similar technical failure shall occur in the operations of Transmedia that produce data included in the Daily Report, Transmedia shall use its best efforts to recreate Daily Reports for each Applicable Day missed due to a "system failure" or, if Transmedia is unable to recreate such Daily Reports, Transmedia shall prepare a composite Daily Report for each such missed Applicable Day and, in either case, such Daily Reports shall be telecopied to the

     Purchaser within two Business Days of the date such Daily Report(s) were otherwise required to be prepared and telecopied.

     (c) The Purchaser and Transmedia agree that Transmedia shall prepare each Daily Report as promptly as possible each Business Day on the basis of the "pre-audit" sales and collections figures transmitted the previous day to Transmedia's central computer processing center.

     (d) Upon discovery of any error by the Purchaser in any Daily Report, the Purchaser and Transmedia shall confer and shall agree upon any necessary adjustments to correct any such errors.

     SECTION 6.02. SETTLEMENT STATEMENT. On each Settlement Date, Transmedia shall, prior to 12:00 Noon, New York time, deliver to the Purchaser the Settlement Statement for the related Settlement Period certified by the President, any Vice President or any Financial Officer; PROVIDED, HOWEVER, that if a "system failure" or other similar technical failure shall occur in the operations of Transmedia that produce data included in the Settlement Statement, a Settlement Statement containing all information for each day required to be included therein shall be prepared and delivered to the Purchaser within two Business Days of the date such Settlement Statement was otherwise required to be prepared and delivered. On each Settlement Date, the Initial Sellers shall deliver to the Purchaser and the Collateral Agent confirmation of the assignment of the Purchased Assets transferred in the prior month, including a list of Contracts and Cardmember Agreements, signed by each of the Initial Sellers.

     SECTION 6.03. TERMINATION. The Initial Sellers' obligation to sell Assets under this Agreement shall terminate on the date (the "PURCHASE TERMINATION DATE") which is the earlier of (i) the Issuer Final Termination or (ii) the date on which the Purchaser's obligation to purchase Assets shall terminate pursuant to Section 7.01.

     SECTION 6.04. GRANT OF LICENSE TO USE SOFTWARE. For the purpose of enabling the Purchaser or its assignees to perform the functions of senicing and collecting the Purchased Assets, each of Transmedia and the Initial Sellers hereby (i) grants to the Purchaser and its current and future affiliates a perpetual, irrevocable, royalty-free license to use all computer software owned by the Initial Sellers or any of their Affiliates necessary or desirable to collect the Assets including, but not limited to the software identified on
Schedule VII to identify, promote, manufacture, provide and sell goods and services, and provide related services in connection with servicing the Purchased Assets; and (ii) agrees to use its best efforts to assist the Purchaser to arrange licensing agreements with all software vendors and other applicable persons in a manner and to the extent reasonably appropriate to effectuate the servicing of the Purchased Assets. The Purchaser may assign, license, pledge, grant or otherwise encumber or transfer (including, without limitation by means of change of control) the license granted in this Section 6.04, or all or part of its rights under the license granted in this Section 6.04, to a joint venulre of which the Purchaser is a party, a related or affiliated company, a subsidiary, or a third party with which it may merge or that acquires all or substantially all of the assets of the Purchaser, without the prior, written consent of Transmedia or the Initial Sellers.

                                   ARTICLE VII

                           PURCHASE TERMINATION EVENTS

     SECTION 7.01. PURCHASE TERMINATION EVENTS. If any of the following events (each, a "PURCHASE TERMINATION EVENT") shall occur and be continuing:

          (a) any written representation or warranty made or deemed made or any oral representation made prior to the Closing Date by or on behalf of Transmedia or an Initial Seller under or in connection with this Agreement or any Daily Report, Cash Allocation Report or Settlement Statement or other information or report delivered by Transmedia or an Initial Seller pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed made, except with respect to the representation and warranty set forth in Section 4.02(a) with respect to any Purchased Assets so long as Transmedia or the Initial Seller has complied with its obligations in respect of such Purchased Assets pursuant to Section 2.04;

          (b) Transmedia or an Initial Seller shall have failed to (i) perform or observe any term, covenant or agreement contained in Subsection 5.01(c), 5.01(f), 5.01(g), 5.01(h), 5.01(i), 5.01(k), 5.01(1), 5.01(m), 5.01(n),
     5.01(o) or 5.01(p), Section 5.02 or Section 7.02, or (ii) make any payment or deposit to be made by it hereunder when the same becomes due and payable;

          (c) Transmedia or an Initial Seller shall have failed to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall have remained unremedied for ten days following notification by the Purchaser, the Servicer or the Trustee or Transmedia or either Initial Seller otherwise becoming aware thereof;

          (d) the Indenture or the Security Agreement shall have ceased to be in full force and effect;

          (e) an Amortization Commencement Date, Early Amortization Event or Potential Early Amortization Event shall have occurred;

          (f) Transmedia shall have failed to make any payment or deposit to be made by its hereunder when the same becomes due and payable; or

          (g) any Purchase Termination Event under the Purchase and Servicing Agreement;

then, and in any such event, the Purchaser may, or, in the case of an event set forth in clause (e) above, shall, by notice to Transmedia and the Initial Sellers declare its obligation to acquire Assets from the Initial Sellers to be terminated, whereupon such obligation shall forthwith be terminated.

     SECTION 7.02. REMEDIES. If a Purchase Termination Event has occurred and is continuing, provided the Purchaser provides Transmedia and the Initial Sellers with ten Business Days' notice prior to taking any action set forth in clause (c)(ii) below:

          (a) The Purchaser (and its assignees) shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC as in effect in the applicable jurisdiction or other applicable law in respect thereof.

          (b) The Purchaser (and its assignees) may at any time (i) notify the respective Restaurants and Credit Card Companies of the Purchaser's ownership (and subsequent assignment) of the Purchased Assets and may direct that payment of all amounts due or to become due under the Purchased Assets be made directly to the Purchaser or its assignee or (ii) give notice, or require that Transmedia and the Initial Sellers, at Transmedia's expense, give notice of such ownership to each such Restaurant and Credit Card Company and direct that all payments be made directly to the Purchaser or its assignee.

          (c) Transmedia and the Initial Sellers shall, upon the Purchaser's (or its assignee's) request, and at Transmedia's expense, (i) assemble all the Initial Sellers', Transmedia's or the Servicer's documents, instruments and other records (including, without limitation, credit files and computer tapes or disks) that (A) evidence or will evidence or record Purchased Assets sold by the Initial Sellers and (B) are otherwise necessary or desirable to effect Collections of such Purchased Assets (collectively, the "DOCUMENTS") and (ii) deliver the Documents to the Purchaser or its designee at a place designated by the Purchaser to the extent that such Documents have not previously been delivered pursuant to the Transaction Documents.

          (d) Each of the Initial Sellers and Transmedia hereby irrevocably authorizes the Purchaser or its designee or assignees to take any and all steps in Transmedia's or the Initial Seller's name and on Transmedia's or the Initial Seller's behalf necessary or desirable, in the reasonable opinion of the Purchaser, designee or assignee, to collect all amounts due under the Purchased Assets, including, without limitation, opening mail received at the Post Office Boxes, endorsing Transmedia's or the Initial Seller's name on checks and other instruments representing Collections, enforcing the Purchased Assets and the underlying Contracts and exercising all rights and remedies in respect thereof.

          (e) Transmedia and the Initial Sellers will (i) deliver to the Purchaser, its designees or assignees all computer programs, material and data necessary or desirable to the immediate collection of the Purchased Assets by the Purchaser, or a party designated by the Purchaser, with or without the participation of Transmedia or the Initial Sellers, and (ii) make such arrangements with respect to the collection of the Purchased Assets as may be reasonably required by the Majority Noteholders.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 8.01. INDEMNITIES BY TRANSMEDIA AND THE INITIAL SELLERS. Each of the Initial Sellers and Transmedia agrees, jointly and severally, to indemnify, defend and hold the Purchaser and its assignees (including the Issuer, the Trustee, each Member, the Collateral Agent and each Noteholder) harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a material breach at any time by Transmedia or an Initial Seller of its representations, warranties and covenants contained in Section 3.01 or Section 4.01 or (ii) any material information furnished by Transmedia or an Initial Seller which is set forth in any schedule delivered hereunder, being untrue in any material respect when any such representation was made or schedule delivered, PROVIDED that Transmedia and the Initial Sellers shall not have any liability with respect to a representation or warranty as to any specific Contract, Receivable or the related Credits other than to purchase the Assets in accordance with Section 2.04 hereof. Transmedia and the Initial Sellers shall also indemnify the Issuer, each Member, the Trustee, the Collateral Agent, the Noteholders and the Servicer for any cost or expenses incurred by them in the enforcement of this Agreement. The obligations of Transmedia and the Initial Sellers under this Section 8.01 shall be considered to have been relied upon by the Purchaser and shall survive the execution, delivery and performance of this Agreement, regardless of any investigation made by or on behalf of the Purchaser, until termination of the Indenture. If Transmedia or an Initial Seller has made any indemnity payments pursuant to this Section 8.01 and thereafter the recipient collects any of such amounts from others, such party will promptly repay the amount collected to Transmedia or the Initial Seller, as applicable, without interest.

                                   ARTICLE IX

                                   [RESERVED]


                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by Transmedia or an Initial Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser and the Collateral Agent (acting at the direction of the Trustee acting at the direction of the holders of a majority of the principal amount of all the Notes at the time outstanding) and, if required pursuant to Section 9(c) of the Indenture, the Tn~stee (acting at the direction of the Majority Noteholders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notice of any such amendment or waiver shall be given to the Rating Agency ten Business Days before taking effect.

     SECTION 10.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered,

        (a) If to the Purchaser, to it at:  TNI Funding I, Inc.
                                            11900 Biscayne Boulevard, Suite 460A
                                            North Miami, Florida 33181-9915
                                            Attention: President

        (b) If to Transmedia or an Initial Seller, to it at:

                                            Transmedia Network Inc.
                                            11900 Biscayne Boulevard
                                            North Miami, Florida 33181-9915
                                            Attention: President

                                            Telephone: 305/892-3340
                                            Telecopy: 305/892-3342

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in eacn case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section, except that notices to the Purchaser pursuant to Article II shall not be effective until received by the Purchaser and the Collateral Agent.

     SECTION 10.03. NO WAIVER; REMEDIES. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Initial Sellers, the Purchaser and Transmedia. From and after the date this Agreement shall have so become effective, this Agreement shall be binding upon and inure to the benefit of the Initial Sellers, the Purchaser and Transmedia and their respective successors and assigns (including, without limitation, the Trustee, the Issuer, the Noteholders and the Collateral Agent), except that Transmedia and the Initial Sellers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Issuer and the Collateral Agent (acting at the direction of the Majority Noteholders). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Purchase Termination Date, as the Purchaser, the Issuer and the Collateral Agent shall not have any interest in any Purchased Assets; provided, however, that the indemnification provisions of Article VIII (and any guarantee with respect thereto) shall be continuing and shall survive any termination of this Agreement.

SECTION 10.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PROTECTION OF THE PURCHASER'S INTEREST IN THE ASSETS, OR REMEDES HEREUNDER IN RESPECT THEREOF, MAY BE GOVERNED BY.THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK

     SECTION 10.06. HEADINGS. Section headings and the Table of Contents used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     SECTION 10.07. RESERVED.

     SECTION 10.08. ACKNOWLEDGMENT OF ASSIGNMENT. Each of Transmedia and the Initial Sellers hereby (i) acknowledges and consents to the sale by the Purchaser to the Issuer of all Purchased Assets acquired hereunder and the assignment of all of the Purchaser's rights hereunder, (ii) acknowledges and consents to the security merest granted by the Issuer in the Purchased Assets and the rights of the Issuer, as assignee, under this Agreement pursuant to the Security Agreement and (iii) acknowledges that, pursuant to the Security Agreement, the Collateral Agent, acting at the direction of the Trustee acting at the direction of the Majority Noteholders, has, among other rights, the exclusive right (except as expressly provided in the Security Agreement) to take any action, exercise any remedy, make any decision and agree, subject to the consent of Transmedia, to amend, waive or modify any provision of this Agreement as if the Collateral Agent were the Purchaser (regardless of whether an Early Amortization Event has occu red or is continuing).

     SECTION 10.09. ROLE OF TRANSMEDIA. The obligations of Transmedia hereunder are in addition to its obligations as Servicer under the Purchase and Servicing Agreement and the other Transaction Documents. In the event of a conflict between its duties under this Agreement and the Purchase and Servicing Agreement or other Transaction Documents, however, the terms of the Purchase and Se vicing Agreement and such other Transaction Documents shall be deemed to control. If Transmedia is tertninated as Servicer under the Purchase and Servicing Agreement, Transmedia hereby agrees that it will take no action hereunder which is in conflict with, or adverse to, any rights of the Successor Servicer, the Collateral Agent or any Secured Party and, subject to the foregoing, Transmedia shall take all actions necessary to comply with its obligations hereunder.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAWES, TO THE FULLEST EXIENT PERMMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     SECTION 10.11. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.12. NO PETITION IN BANKRUPTCY. Each of the parties to this Agreement, other than the Purchaser, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in filll of all outstanding Notes, it will not institute against, or join any other Person in instituting against, the Purchaser or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State of the United States.

     SECTION 10.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     SECTION 10.14. THIIRD PARTY BENEFICIARIES. Each of the Secured Parties shall be a third-party beneficiary of this Agreement. Without limiting the foregoing, it is agreed and understood that each Secured Party is relying on and shall be entitled to all of the benefits of each of the representations, warranties and covenants set forth herein.

     SECTION 10.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. Each of the Initial Sellers and Transmedia hereby irrevocably and unconditionally:

          (a) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment;

          (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

          (c) consents to any such action or proceeding being brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;

          (d) consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     SECTION 10.16. CONFIRMATION OF INTENT. It is the express intent of the parties hereto that the transfer and conveyance of the Assets to the Purchaser pursuant to Section 2.01, in each case and at all times shall be treated under applicable State law and federal bankruptcy law as a sale by Transmedia and the Initial Sellers to the Purchaser. If, after the Closing Date, it is determined that all or any portion of the assets described in Sections 2.01(a) and 2.01(b) hereof continue to be property of an Initial Seller, then the Initial Sellers shall have been deemed to have hereby granted to the Purchaser a security interest in all of such party's right, title and interest in, to and under all such assets, and this Agreement shall constitute a security agreement under applicable law.

     SECTION 10.17. NO INTEREST IN CARDMEMBER AGREEMENTS. For the benefit of the Purchaser and its assigns (including the Collateral Agent), Transmedia hereby confirms and acknowledges that it has previously assigned to Transmedia Service Company Inc. all of its right, title and interest, if any, in, to and under each of the Cardmember Agreements, whether now existing or hereafter acquired.

     SECTION 10.18. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Each of Transmedia and the Initial Sellers appoints as of the date hereof the Collateral Agent its respective attorney-in-fact with full authority in the place and stead of Transmedia and the Initial Sellers and in the name of Transmedia and the Initial Sellers, as applicable, or otherwise, from time to time in the discretion of the Trustee acting at the direction of the Majority Noteholders, to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, after an Early Amortization Event or Purchase Termination Event has occurred and is continuing to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Assets, to settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Assets, to receive, endorse and collect all drafts or other instruments and documents made payable to the Initial Sellers in connection therewith or representing any payment, dividend or other distribution in respect of the Assets or any part or proceeds thereof and to give full discharge for the same or to extend the time of payment of or to make any allowance or adjustment with respect to any or all of the Assets, or to replace the Servicer, and if an Early Amortization Event has occurred and is continuing, the Collateral Agent may, as such attorney-in-fact, file any claims or take any action or institute any proceedings which the

Trustee may deem to be necessary or desirable for the collection thereon or to enforce compliance with the terms and conditions of the Purchase and Servicing Agreement or the Purchase Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Purchase Agreement to be duly executed and delivered by its proper and duly authorized offtcers as of the date first above written.

                                          TRANSMEDIA NETWORK INC.


                                          By___________________________________
                                            Name:
                                            Title:

                                          TNI FUNDING I, INC.


                                         By____________________________________
                                            Name:
                                            Title:

                                          TRANSMEDIA RESTAURANT COMPANY INC.


                                         By____________________________________
                                            Name:
                                            Title:

                                          TRANSMEDIA SERVICE COMPANY INC.


                                         By____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

                              FORM OF SETTLEMENT STATEMENT

     Effective on the date reflected above and upon transmission of the attached Daily Report to The Chase Manhattan Bank, Transmedia Restaurant Company, Inc. ("TRCI") and Transmedia Service Company, Inc. ("TSCI") hereby absolutely transfer all of their right, title and interest in the Assets identified pursuant to the terms and conditions of the Purchase Agreement, dated as of December 1, 1996, among TRCI, TRSI, Transmedia Network Inc. and TNI Funding I, Inc.

                        TRANSMEDIA SERVICE COMPANY, INC.

                        By /s/ Barry Kaplan
                           ----------------------------------------------------

                        TRANSMEDIA RESTAURANT COMPANY, INC.

                        By /s/ James Callaghan
                           ----------------------------------------------------

                                    EXHIBIT B

                                 FORM OF DAILY REPORT

     Effective on the date reflected above and upon transmission of the attached Daily Report to The Chase Manhattan Bank, Transmedia Restaurant Company, Inc. ("TRCI") and Transmedia Service Company, Inc. ("TSCI") hereby absolutely transfer all of their right, title and interest in the Assets identified pursuant to the terms and conditions of the Purchase Agreement, dated as of December 1, 1996, among TRCI, TRSI, Transmedia Network Inc. and TNI Funding I, Inc.

                        TRANSMEDIA SERVICE COMPANY, INC.

                        By /s/ Barry Kaplan
                           ----------------------------------------------------

                        TRANSMEDIA RESTAURANT COMPANY, INC.

                        By /s/ James Callaghan
                           ----------------------------------------------------

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                                       EXHIBIT C

                                   FORM OF CONTRACT


                                  [See Attached Forms]

                                     SCHEDULE I

                         BANK ACCOUNTS AND POST OFFICE BOXES

            TITLE OF ACCOUNT              BANK                      ACCT. NO.

       Collateral Account           The Chase Manhattan Bank       507-868226

       Collection Deposit Account   The Chase Manhattan Bank       507-869052

       POST OFFICE BOXES            LOCATION                       P.O. BOX NO.
                                    North Miami, FL                619400
                                    33261-9400

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                                   SCHEDULE II

                                   TRADENAMES

                                   Transmedia

                             Transmedia Network Inc.

                       Transmedia Restaurant Company Inc.

                         Transmedia Service Company Inc.

                                  SCHEDULE III

                              CARDMEMBER AGREEMENTS

                 [delivered to the Trustee on the Closing Date]

                                   SCHEDULE IV

                                CONTRACT SCHEDULE

                  [delivered to the Trustee December 24, 1996]

                                  SCHEDULE VII

                          RPG 400 Proprietary Software